Exhibit 5.1
[OdysseyRe letterhead]
March 13, 2009
Odyssey Re Holdings Corp.
300 First Stamford Place
Stamford, CT 06902

Re:	Odyssey Re Holdings Corp. Registration Statement on Form S-3
Ladies and Gentlemen:
          I, Donald L. Smith, Senior Vice President, General Counsel and Corporate Secretary of Odyssey Re Holdings Corp., a Delaware corporation (the “Company”), licensed to practice law in the State of New York, am furnishing this opinion in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as may be set forth in one or more supplements to the Prospectus, (A) by the Company of its (i) debt securities (the “Debt Securities”), (ii) shares of common stock (the “Common Stock”), (iii) shares of preferred stock (the “Preferred Stock”), (iv) warrants to purchase Debt Securities (the “Debt Warrants”), (v) warrants to purchase Common Stock (the “Common Warrants”), (vi) warrants to purchase Preferred Stock (the “Preferred Warrants”), (vii) share purchase contracts (the “Share Purchase Contracts”), (viii) units (the “Units”) and (ix) Guarantees (as defined below) and (B) by OdysseyRe Capital Trust I (the “Trust”) of its preferred securities (the “Trust Preferred Securities”), fully and unconditionally guaranteed the Company (the “Guarantees”). The Debt Warrants, Common Warrants and Preferred Warrants are collectively referred to as the “Warrants” and the Warrants, together with the Debt Securities, the Common Stock, the Preferred Stock, the Share Purchase Contracts and the Units are collectively referred to as the “Securities”. Any Debt Securities, Preferred Stock or Trust Preferred Securities may be convertible into or exchangeable for Common Stock or other Securities.
          The Debt Securities will be issued in one or more series and may be either senior debt securities (the “Senior Securities”) issued pursuant to an Indenture, dated as of October 31, 2003 (the “Senior Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Senior Trustee”), or subordinated debt securities (the “Subordinated Securities”) issued pursuant to an Indenture to be entered into (the “Subordinated Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Subordinated Trustee”). The Debt Warrants will be issued under one or more debt warrant agreements (each, a “Debt Warrant Agreement”), the Common Warrants will be issued under one or more common warrant agreements (each, a “Common Warrant Agreement”) and the Preferred Warrants will be issued under one or more preferred warrant agreements (each, a “Preferred Warrant Agreement” and, together with the Debt Warrant Agreements and the Common Warrant Agreements, the “Warrant Agreements”) each to be entered into between the Company and a financial institution identified therein as warrant agent (each, a “Warrant Agent”). The Guarantees will be issued pursuant to a guarantee agreement to be entered into (the “Guarantee Agreement) between the Company and The Bank of New York Mellon, as guarantee trustee.
          I have examined the Registration Statement and the originals, or copies identified to my satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments, as I have deemed necessary as a basis for the opinions hereinafter expressed. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies.
          The opinions set forth below are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States, and I do not express any opinion herein concerning any other laws.
          Based on the foregoing, and having regard for such legal considerations as I have deemed relevant, I am of the opinion that:
     (i)     The Senior Securities (including Senior Securities issuable upon conversion of, or in exchange for, any Security or upon exercise of any Debt Warrant) have been duly authorized and, when the final terms thereof have been duly established and approved, and when duly executed by the Company and authenticated by the Senior Trustee in accordance with the Senior Indenture and delivered to and paid for by the purchasers thereof, such Senior Securities will constitute valid and legally binding obligations of the Company entitled to the benefits of the Senior Indenture;
     (ii)     The Subordinated Securities (including Subordinated Securities issuable upon conversion of or exchange for any Security or upon exercise of any Debt Warrant) have been duly authorized and, when the Subordinated Indenture has been duly authorized, executed and delivered substantially in the form filed as an exhibit to the Registration Statement, when the final terms thereof have been duly established and approved and when duly executed by the Company and authenticated by the Subordinated Trustee in accordance with the Subordinated Indenture and delivered to and paid for by the purchasers thereof, such Subordinated Securities will constitute valid and legally binding obligations of the Company entitled to the benefits of the Subordinated Indenture;
     (iii)     The Common Stock (including Common Stock issuable upon conversion of, or in exchange for, any Security or upon exercise of any Common Warrant) has been duly authorized and, when issued and delivered against payment therefor, will be validly issued, fully paid and non-assessable;

     (iv)     The Preferred Stock (including Preferred Stock issuable upon conversion of or exchange for any Security or upon exercise of any Preferred Warrant) has been duly authorized and, when the final terms thereof have been duly established and approved and certificates representing such Preferred Stock have been duly executed by the Company, and when such certificates have been delivered to and paid for by the purchasers thereof, and when all corporate action necessary for issuance of such Preferred Stock has been taken, such shares will be validly issued, fully paid and non-assessable;
     (v)     The Warrants have been duly authorized and, when the terms of the applicable Warrant Agreement have been duly established and the applicable Warrant Agreement has been duly authorized, executed and delivered, when the final terms thereof have been duly established and approved and when certificates representing such Warrants have been duly executed by the Company and when such certificates have been countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof, such Warrants will constitute valid and legally binding obligations of the Company entitled to the benefits of the applicable Warrant Agreement;
     (vi)     The Share Purchase Contracts have been duly authorized and, when the terms of the share purchase contract agreement under which the Share Purchase Contracts are to be issued have been duly established and such stock purchase contract agreement has been duly authorized, executed and delivered, when the final terms thereof have been duly established and approved and when the Share Purchase Contracts have been duly executed and authenticated in accordance with such share purchase contract agreement and delivered to and paid for by the purchasers thereof, such Share Purchase Contracts will constitute valid and legally binding obligations of the Company entitled to the benefits of such share purchase contract agreement;
     (vii)     The Units have been duly authorized and, when the terms of the unit agreement under which the Units are to be issued have been duly established and such unit agreement has been duly authorized, executed and delivered, when the final terms thereof have been duly established and approved and when the Units have been duly executed and authenticated in accordance with such unit agreement and delivered to and paid for by the purchasers thereof, such Units will constitute valid and legally binding obligations of the Company entitled to the benefits of such unit agreement; and
     (viii)     The Guarantees have been duly authorized and, when the terms of the Guarantee Agreement under which the Guarantees are to be issued have been duly established and such Guarantee Agreement has been duly authorized, executed and delivered, when the Guarantees have been duly executed and delivered by the Company and the Trust Preferred Securities have been duly issued by the Trust and delivered to and paid for by the purchasers thereof, such Guarantees will constitute valid and legally binding obligations of the Company entitled to the benefits of such Guarantee Agreement.
          The opinions set forth above are subject, as to enforcement, to (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.
          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading “Legal Matters” in the Prospectus.
Very truly yours,
/s/  Donald L. Smith

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